Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-182783) on Form S-4, Registration Statements (Nos. 333-152311, 333-168644, 333-169517, 333-170423 and 333-173520) on Form S-3, and Registration Statements (Nos. 333-138704, 333-144878 and 333-168039) on Form S-8 of Kodiak Oil & Gas Corp. of our report dated March 3, 2011, relating to our audit of the consolidated financial statements for the year ended December 31, 2010 appearing in this Annual Report on Form 10-K of Kodiak Oil & Gas Corp. for the year ended December 31, 2012.

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Hein & Associates LLP

Denver, Colorado
February 28, 2013